SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1

                                       TO

                                    Form SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        NATURAL GAS SERVICES GROUP, INC.
                        --------------------------------
                 (Name of small business issuer in its charter)



            Colorado                      3533                   75-2811855
------------------------------ ----------------------------- -------------------
(State or jurisdiction of      (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)  Classification  Code Number) Identification No.)



                                                    Wayne L. Vinson
  2911 South County Road 1260                 2911 South County Road 1260
      Midland, Texas 79706                       Midland, Texas 79706
        (915) 563-3974                              (915) 563-3974
(Address and telephone number            (Name, address and telephone number of
of principal executive offices                     agent for service)
and address of principal place
      of business)

                                 With copies to:

      Thomas S. Smith, Esq.                        Samuel E. Wing, Esq.
      Kevin J. Kanouff, Esq.                     Nathan D. Simmons, Esq.
       Dorsey & Whitney LLP                         Jones & Keller, PC
370 Seventeenth Street, Suite 4700           1625 Broadway Street, 16th Floor
      Denver, Colorado 80202                      Denver, Colorado 80202
          (303) 629-3400                              (303) 573-1600

         The purpose of this Post-Effective Amendment No. 1 to the Registration Statement on Form SB-2 of Natural Gas Services Group, Inc. ("Registrant") is to de-register Registrant's shares of common stock and warrants that were not sold in Registrant's offering pursuant to Registration Statement No. 333-88314.

         After the effective time of Registrant's Registration Statement, Registrant and Neidiger, Tucker, Bruner, Inc., the Representative of the underwriters, agreed to reduce the numbers of shares of Registrant's common stock and warrants being offered in the primary offering from 1,650,000 shares and 1,650,000 warrants to 1,500,000 shares and 1,500,000 warrants. As a result, Registrant hereby de-registers 150,000 shares of Registrant's common stock and 150,000 of Registrant's warrants that were not sold in the primary offering and 150,000 shares of Registrant's common stock underlying the 150,000 warrants that were not sold in the primary offering.

         Further, as a result of the reduction in the numbers of shares and warrants sold in the primary offering, the numbers of shares of Registrant's common stock and warrants underlying the Representative's options were reduced from 165,000 shares and 165,000 warrants to 150,000 shares and 150,000 warrants. Accordingly, Registrant hereby de-registers 15,000 shares of Registrant's common stock and 15,000 warrants that were originally registered for issuance upon exercise of the options to be issued to the Representative and 15,000 shares of Registrant's common stock underlying the 15,000 warrants.

         Further, the underwriters did not exercise their over-allotment options. Accordingly, Registrant hereby de-registers 247,500 shares of Registrant's common stock and 247,500 warrants that were registered for issuance upon exercise of the underwriter's over-allotment options and 247,500 shares of Registrant's common stock underlying said warrants.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Midland, State of Texas on December 30, 2002.

                                        NATURAL GAS SERVICES GROUP, INC.

                                         /s/ Wayne L. Vinson
                                        ----------------------------------------
                                        Wayne L. Vinson, President and Principal
                                        Executive Officer


                                         /s/ Earl R. Wait
                                        ----------------------------------------
                                        Earl R. Wait, Principal Financial and
                                        Accounting Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:


Signature                              Title                   Date
---------                              -----                   ----

/s/ Wallace O. Sellers                Director                 December 30, 2002
----------------------
Wallace O. Sellers

/s/ Wayne L. Vinson                   Director                 December 30, 2002
----------------------
Wayne L. Vinson

/s/ Scott W. Sparkman                 Director                 December 30, 2002
----------------------
Scott W. Sparkman

/s/ Charles G. Curtis                 Director                 December 30, 2002
----------------------
Charles G. Curtis